Exhibit 10.1

AMENDMENT NUMBER TWO

TO THE

WEST CORPORATION 2013 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, West Corporation, a Delaware corporation (the “Company”), maintains the West Corporation 2013 Employee Stock Purchase Plan, as amended and restated effective as of September 10, 2013 (the “Plan”);

WHEREAS, pursuant to Section 19 of the Plan, the Board of Directors of the Company has the authority to amend the Plan, subject to stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 423 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Board has authorized an amendment of the Plan to increase the authorized number of shares under the Plan, subject to stockholder approval of such amendment at the Company’s 2016 annual meeting of stockholders.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of May 31, 2016, subject to approval of the stockholders of the Company at the 2016 annual meeting of stockholders, as follows:

The first sentence of Section 12.1 is hereby amended and restated as follows:

“The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18.”

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent as of May 17, 2016.

WEST CORPORATION

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer

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